UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2004

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	000-24890	95-4031807
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18101 Von Karman Avenue Irvine, California 92612
(Address of principal executive offices, including zip code)

949-752-5588
(Registrant’s telephone number, including area code)

Items 1 through 4, 6 and 8 through 12 are not included because they are inapplicable.

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Edison Mission Energy’s 2003 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the first quarter of 2004. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 5.  Other Events

On May 28, 2004, Edison Mission Energy’s (the “Company’s”) indirect subsidiary Midwest Generation, LLC issued a press release announcing its intent to begin the planning necessary to decommission its Collins Generating Station in Morris, Illinois, and to cease operations there by December 31, 2004.  The Company is attaching a copy of the press release as Exhibit 99.1 to this Current Report on Form 8-K.  Such information is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

Exhibit 99.1	Press Release of Midwest Generation, LLC, dated May 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy
(Registrant)

Date:	May 28, 2004	/s/ Kevin M. Smith
KEVIN M. SMITH
Senior Vice President, Chief Financial Officer and Treasurer